UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ANTs software inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                                       13-3054685
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(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

801 Mahler Road, Suite G, Burlingame, CA                   94010
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(Address of Principal Executive Offices)                 (Zip Code)

              ANTs software inc. 2000 Stock Option Plan, as amended
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                              (Full Title of Plan)

   The Corporate Law Group, 500 Airport Blvd., Suite 120, Burlingame, CA 94010
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                     (Name and address of agent for service)

                                 (650) 227-8000
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          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

================================================================================
Title of each          Amount           Proposed      Proposed      Amount of
class of securities    to be            maximum       maximum       registration
to be registered       registered(1)    offering      aggregate     fee
                                        price Per     offering
                                        share (2)     price (2)
================================================================================

Common Stock           1,500,000        $1.10         $1,650,000      $133.49
Par Value $.0001

(1) Covers 1,500,000 shares of the Registrant's common stock, par value $.0001 per share, as additional shares reserved for issuance pursuant to the Registrant's 2000 Stock Option Plan, as amended (the "2000 Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, computed on the basis of the closing price of the Common Stock traded on the Over the Counter Bulletin Board on May 20, 2003, which was $1.10 per share.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
                         NO. 333-46766 AND NO. 333-62206

      Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8, Registration No. 333-46766 and Registration No. 333-62206 filed by the Company with the Securities and Exchange Commission on September 27, 2000 and June 4, 2001, respectively, are incorporated by reference herein with such modifications as are set forth below.

      An amendment to the 2000 Plan approved by the Board on February 14, 2003 and approved by the stockholders on May 6, 2003, increased the number of shares of the Registrant's Common Stock authorized for issuance under the 2000 Plan from 3,950,000 shares to 5,450,000 shares.

                                ITEM 8--EXHIBITS

      4        Registrant's 2000 Stock Option Plan, as amended.
      5        Opinion re Legality.
      23.1     Letter of Consent from Burr, Pilger & Mayer, LLP.
      23.2     Letter of Consent from The Corporate Law Group (included in
               Exhibit 5).


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on May 23, 2003.

                                        ANTS SOFTWARE INC.

                                    By: /s/ Francis K. Ruotolo
                                        ----------------------------------------
                                        Francis K. Ruotolo
                                        Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Dated: May 23, 2003                 By: /s/ Francis K. Ruotolo
                                        ----------------------------------------
                                        Francis K. Ruotolo
                                        Chairman and Chief Executive Officer


Dated: May 23, 2003                 By: /s/ Kenneth Ruotolo
                                        ----------------------------------------
                                        Kenneth Ruotolo
                                        Chief Financial Officer and Secretary


                                    DIRECTORS

Dated: May 23, 2003                 By: /s/ Francis K. Ruotolo
                                        ----------------------------------------
                                        Francis K. Ruotolo
                                        Chairman of the Board Of Directors


Dated: May 23, 2003                 By: /s/ Papken S. Der Torossian
                                        ----------------------------------------
                                        Papken S. Der Torossian, Director


Dated: May 23, 2003                 By: /s/  Homer G. Dunn
                                        ----------------------------------------
                                             Homer G. Dunn, Director


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

Dated: May 23, 2003                 By: /s/  John R. Gaulding
                                        ----------------------------------------
                                        John R. Gaulding, Director


Dated: May 23, 2003                 By: /s/  Thomas Holt
                                        ----------------------------------------
                                        Thomas Holt, Director

                                INDEX TO EXHIBITS

Exhibit     Description
Number

4           Registrant's 2000 Stock Option Plan, as amended.
5           Opinion re Legality.
23.1        Letter of Consent from Burr, Pilger & Mayer, LLP.
23.2        Letter of Consent from The Corporate Law Group
            (included in Exhibit 5).


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